UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

MEMSIC, Inc.

(Exact name of registrant as specified in its charter)

Delaware	04-3457049
(State of incorporation or organization)	(I.R.S. Employer or Identification No.)

One Tech Drive, Suite 325
Andover, Massachusetts	01810
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common stock, par value $0.00001 per share	The NASDAQ Stock Market LLC

If this Form 8-A relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this Form 8-A relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates: File No. 333-146377

Securities to be registered pursuant to Section 12(g) of the Act: None.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

For a description of the securities to be registered hereunder, reference is made to the information set forth under the heading “Description of Capital Stock—Common Stock” in the Registrant’s Prospectus, which constitutes a part of the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-146377) (the “Registration Statement”), filed under the Securities Act of 1933, as amended, which information is hereby incorporated herein by reference.

Item 2. Exhibits.

Under the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed, because no other securities of the Registrant are registered on The NASDAQ Global Market and the securities registered hereby are not being registered pursuant to Section 12(g) of the Exchange Act.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

MEMSIC, Inc.

	By:	/s/ Yang Zhao
	Name:	Yang Zhao
Dated: November 7, 2007	Title:	President and Chief Executive Officer